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                                                                   EXHIBIT 10.19

                        PROMISSORY NOTE & LOAN AGREEMENT

                                                                     Dated As Of
$1,600,000                                                          May 15, 2001
                                                             Scottsdale, Arizona

                  1. LOAN; ADVANCEMENT OF FUNDS. Subject to receipt of the funds to be advanced to it hereunder, SAF-T-HAMMER CORPORATION, a Nevada corporation (the "Company"), hereby promises to pay to the order of SMITH & WESSON CORPORATION, at 2100 Roosevelt Avenue, Springfield, Massachusetts 01102-2208, ("Registered Holder"), or at such other place as it shall designate to the Company in writing, in lawful money of the United States of America, the principal amount of One Million Six Hundred Thousand Dollars ($1,600,000) and to pay interest (computed on the basis of a 365-day year and the actual number of days elapsed) on the unpaid principal amount hereof at the Interest Rate (as defined below). The Company promises to pay the said principal sum and interest in accordance with the terms of this Note (the "Note"). The Registered Holder agrees to advance to the Company One Million Six Hundred Thousand Dollars ($1,600,000) (the "Funds") on May 15, 2001. The date of receipt by the Company or pursuant to its direction of the Funds shall be the "Advancement Date."

                  2. ISSUANCE OF NOTE. This Note and the related documents have been issued by the Company pursuant to the authorization of the Board of Directors of the Company. The Note, together with any notes from time to time issued in replacement thereof, whether pursuant to transfer and assignment or otherwise, are collectively referred to herein as the "Note."

                  3. PAYMENT. Interest shall be payable on or before the 15th day of each month beginning June 15th and be computed at the rate of the Prime Rate (as defined below) plus one (1) percent per annum (the "Interest Rate") on the outstanding principal balance of this Note for the period from the Advancement Date until the date of such principal is fully repaid (the "Repayment Date"). Unless earlier repaid, on May 15, 2002 (the "Termination Date"), the Company shall pay the Registered Holder all unpaid principal and interest on this Note. The Company may prepay this Note, in whole or in part, at any time. "Actual Interest Amount" shall mean the amount of interest computed at the Interest Rate on the outstanding balance of the Note, from time to time, for the period from the Advancement Date through the Repayment Date. The "Repayment Date" shall mean the date the outstanding balance of this Note is fully repaid. The Interest Rate shall automatically increase to fifteen percent (15%) per annum without notice or act by any party upon an Event of Default (as defined below). The "Prime Rate" shall be the prime rate of interest announced in Phoenix, Arizona, by Citibank N.A., or its successor.

                  4. SECURITY AGREEMENT. This Note is secured pursuant to the terms of that certain Security Agreement between the Registered Holder and the Company, dated concurrently with this Note (the "Security Agreement"). The collateral pursuant to the Security Agreement shall be referred to as the "Collateral."

                  5. REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company represents, warrants and covenants the following:
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                  (a) As of the date of this Note, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and the Company has all requisite corporate power and authority to carry on its business as presently conducted, and to carry out the transactions contemplated in this Note and the other agreements contemplated herein. The Company has duly authorized and executed this Note and shall duly authorize and execute any related documents required to be delivered by the Company hereafter.

                  (b) The Company shall not make any material change in the business of the Company nor any change in the principal place of business of the Company.

                  (c) Except for any security interests held by the Registered Holder, the Company has fee simple title to the Collateral free from any lien, security interest, encumbrance or claim ("Lien").

                  (d) The Company will, at the Company's expense, keep the Collateral free from any other Liens and defend and hold the Registered Holder harmless from any action, which may adversely affect the Registered Holder's security interest or the Company's title to the Collateral.

                  (e) The Company will execute and/or deliver to the Registered Holder all documents the Registered Holder reasonably considers necessary or convenient to perfect and maintain Registered Holder's security interest in the Collateral and its proceeds, including, but not limited to, uniform commercial code financing statements. The Registered Holder may file or record in the appropriate public offices in all jurisdictions in which the Collateral may be located and all such documents required or permitted by law to be filed or recorded.


                  (f) Without the prior written consent of Smith & Wesson, the Company agrees that the Company shall not cause itself, nor permit itself to:

                           (i) convey, sell, lease or sub-lease (as lessor or
sublessor), transfer or otherwise dispose of, or grant a Lien over, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible or contingent, whether now owned or hereafter acquired until the Note has been repaid;

                           (ii) liquidate, wind-up or dissolve itself, or suffer
any liquidation or dissolution of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible or contingent, whether now owned or hereafter acquired, until the Note has been repaid; and

                  (g) The Company will pay before delinquency all taxes, governmental charges, assessments or liens now or hereafter imposed on the Collateral;

                  6. NEGATIVE COVENANTS OF THE COMPANY. The Company shall not, without the prior written consent of Smith & Wesson:

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                  (a) Sell, lease or transfer any portion of the Collateral;

                  (b) Guaranty the Indebtedness of any third party;

                  (c) Make any capital expenditure in excess of $500,000;

                  7. EVENTS OF DEFAULT. The following shall each constitute an "Event of Default" by the Company under this Note:

                  (a) default in the due and punctual payment of interest upon or principal of the Note as and when the same becomes due and payable either at maturity or otherwise; or

                  (b) with respect to any other covenant or agreement contained in the Note, failure on the part of the Company to duly observe or perform covenants or agreements; which failure then remains uncured for a period of fifteen (15) days after notice from the party claiming the default; or

                  (c) a decree or order by a court having jurisdiction has been entered adjudging the Company as bankrupt or insolvent, or approving a petition seeking reorganization of the Company under any applicable bankruptcy law and such decree or order has continued undischarged or unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of thirty (30) days; or

                  (d) the Company institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization under applicable law, or consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or if the Company shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within sixty (60) days after its issue or levy; or if the Company takes corporate action in furtherance of any of the aforesaid purposes or conditions; or


                  (e) any declared default of the Company under any Indebtedness that gives the holder the right to accelerate such Indebtedness, which Indebtedness is not cured within fifteen (15) days after any applicable grace or cure periods and which is in excess of $200,000; or

                  (f) any material adverse change in the business, operations, assets, liabilities or financial condition of the Company which is not cured within fifteen (15) days after the Registered Holder has provided the Company with written notice thereof; or


                  (g) the adoption of any plan of liquidation, dissolution or winding up of the Company, or the involuntary occurrence thereof.


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Unless the principal of the Note has already become due and payable, upon an
Event of Default, unless such Event of Default has already been remedied, the Registered Holder by notice in writing to the Company, may declare the principal of the Note then outstanding and the interest accrued thereof, if not already due and payable and if not already paid, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

                  8. TRANSFERABILITY. This Note is not transferable, in whole or in part without the prior written consent of the Company (in its reasonable discretion), except that the Registered Holder may, upon thirty (30) days prior written notice to the Company but without the prior written consent of the Company, assign all but not less than all of this Note to an entity as to which the Registered Holder is the beneficial owner of a least a majority of the equity therein and the Registered Holder has voting control thereover (a "Permitted Transferee").

                  9. REMEDIES CUMULATIVE. The rights, powers and remedies given to the payee under this Note shall be in addition to all rights, powers and remedies given to it by virtue of any document or instrument executed in connection herewith, or any statute or rule of law.

                  10. NON-WAIVER. Any forbearance, failure or delay by the payee in exercising any right, power or remedy under this Note, any documents or instruments executed in connection therewith or otherwise available to the payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

                  11. MODIFICATIONS AND WAIVERS. No modification or waiver of any provision of this Note or any documents or instruments executed in connection therewith is effective unless it is in writing and signed by the payee, and any such modification or waiver shall apply only in the specific instance for which given.

                  12. ATTORNEY'S FEES. If this Note shall not be paid when due and shall be placed by the Registered Holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, or in the event the Registered Holder fails to perform as required hereby and an action is brought by the non-breaching party with respect thereto, the breaching party shall pay attorney's fees to the non-breaching party hereof, together with reasonable costs and expenses of collection or enforcement incurred in connection with any such action.

                  13. ENFORCEMENT; SPECIFIC PERFORMANCE.

                  (a) In case any one or more Events of Default of the Company or in the event of a breach or default by the Registered Holder hereunder shall occur and be continuing, in addition to the Registered Holder's rights and remedies under the Security Agreement, the non-breaching party may proceed to protect and enforce the rights of such non-breaching party by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law.

                  (b) The parties hereto expressly agree that they may not have adequate remedies at law if the parties do not perform their obligations under this Note. Upon a breach of the terms or covenants of this Note by either party, the other party shall, each in addition to all

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other remedies, be entitled to obtain injunctive relief, and an order for specific performance of the obligations hereunder.

                  14. CHOICE OF LAW. This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of Massachusetts. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding shall be conclusive and binding, and may be enforced in any federal or state court in the United States by suit on the judgment or in any other manner provided by law. Nothing contained in this Note shall affect or limit the right of the Registered Holder to serve any process or notice or motion or other application in any other manner permitted by law, or limit or affect the right of the Registered Holder to bring any action or proceeding against the Company or any of its property in the courts of any other jurisdiction. The Company hereby consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Springfield, Massachusetts or the state courts of the State of Massachusetts sitting in the City of Springfield in connection with any dispute arising under this Note, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                  15. WRITTEN CONSENT OF SMITH & WESSON NOT NECESSARY UNDER CERTAIN CIRCUMSTANCES. Notwithstanding anything else contained herein to the contrary, the prior written consent of Smith & Wesson shall not be required with respect to the matters described in Sections 5 and 6 of this Note if, after the Company gives Smith & Wesson written notice of the proposed matter (which notice shall summarize the proposed transaction), ten (10) business days elapse without the Company receiving a written notice from Smith & Wesson stating that it is withholding such consent.

                  16. PAYEE DEFINED. The term "payee" as used herein shall be deemed to include the payee and its successors, endorsees and assigns.

                  17. WAIVER OF PRESENTMENT, ETC. The Company hereby waives presentment, demand for payment, protest, notice of protest and notice of non-payment hereof.

                  18. CONSTRUCTION. The terms of this Note constitute the written expression of the mutual agreement of the parties and shall be construed neutrally and not for or against either party. Whenever a noun or pronoun is used in this Note in the singular and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. The term "person" shall include any individual, entity, trust or association. The headings in this Note are inserted for convenience; the provisions of this Note shall control in determining the intent hereof.

                  19. HOLIDAYS. If this Note or any installment hereof becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of Arizona, the due date hereof shall be extended to the next succeeding business day and interest shall be payable at the Interest Rate during such extension. All payments received by the Registered Holder shall be applied first to the payment of all accrued interest payable hereunder.

                  20. NOTICES. Except as otherwise expressly provided for herein, all notices, requests and other communications to any party hereunder shall be in writing (including

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facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereinafter specify for the purpose (in the case of the Company, by notice in accordance herewith to the Registered Holder or, in the case of the Registered Holder, by notice in accordance herewith to the Company). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this SECTION 20 or, (ii) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (iii) if given by any other means, when delivered at the address specified in this SECTION 20. Notices shall be addressed as follows:

                  If to the Company:
                  Saf-T-Hammer Corporation
                  14500 N. Northsight Boulevard, Suite 221
                  Scottsdale, AZ 85260
                  Attn:  Mitch Saltz, CEO
                  Facsimile No.: (480) 949-9747

                  If to the Registered Holder:
                  Smith & Wesson
                  2100 Roosevelt Avenue
                  Attn:  John Kelly, CFO

                  If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

                  IN WITNESS WHEREOF, the parties have caused this Promissory Note & Loan Agreement to be effective as of the date first written above.



                                         SAF-T-HAMMER CORPORATION, a Nevada
                                         corporation


                                         By:   /s/ Mitchell A. Saltz
                                             ----------------------------------
                                         Name:   Mitchell A. Saltz
                                               --------------------------------
                                         Title:   CEO
                                                -------------------------------

Agreed to and accepted by:





By:   /s/ John A. Kelly
    -------------------------------
     Smith & Wesson Corporation,
     a Delaware corporation

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